Exhibit 99.1

Willdan Reports Third Quarter 2012 Financial Results

ANAHEIM, Calif., November 8, 2012 (BUSINESS WIRE) — Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), today announced financial results for its third quarter ended September 28, 2012.

For the third quarter of 2012, Willdan reported total contract revenue of $21.5 million and net income of $0.8 million, or $0.11 per share.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “While our third quarter revenue declined, we had a profitable quarter and generated solid cash flow from operations. We managed our expenses carefully during the quarter and three of our four segments were profitable.”

Third Quarter 2012 Results

For the third quarter of fiscal 2012, revenue was $21.5 million, down $7.1 million, or 24.7%, from revenue of $28.6 million for the comparable period last year. On a sequential basis, revenue was down $1.9 million, or 8.2%, from the second quarter of 2012. Income from operations was $1.4 million for the third quarter of fiscal 2012, as compared to income from operations of $2.4 million for the comparable period last year. On a sequential basis, income from operations was $1.4 million as compared to loss from operations of $19.6 million, including a $15.2 million goodwill impairment charge, for the second quarter of 2012.

Net income was $0.8 million for the third quarter of fiscal 2012, as compared to net income of $2.2 million for the comparable period last year and a net loss of $17.0 million for the second quarter of 2012.

Earnings per share for the third quarter of fiscal 2012 were $0.11 as compared to earnings per share of $0.30 for the comparable period last year.

Willdan generated $3.7 million in cash flow from operations in the third quarter of fiscal 2012.

Nine Months 2012 Results

For the nine months ended September 28, 2012, revenue was $70.5 million, as compared to $77.2 million in the comparable period last year. Loss from operations was $20.5 million for the nine months ended September 28, 2012 as compared to income from operations of $3.1 million for the comparable period last year. Net loss was $17.6 million for the nine months ended September 28, 2012 as compared to net income of $2.6 million for the comparable period last year.

Loss per share for the nine months ended September 28, 2012 was $2.41 as compared to earnings per share of $0.36 for the comparable period last year.

Willdan generated $4.6 million in cash flow from operations in the nine months ended September 28, 2012.

	Three Months Ended		Nine Months Ended
In thousands (except per share data)	September 28, 2012	September 30, 2011	September 28, 2012	September 30, 2011
Revenue	$21,547	$28,605	$70,496	$77,159

Income (loss) from operations	1,420	2,380	(20,480)	3,054
Interest income	2	1	4	5
Interest expense	(28)	(21)	(80)	(53)
Other, net	(14)	8	(35)	5
Income tax expense (benefit)	593	203	(2,991)	402
Net income (loss)	$787	$2,165	$(17,600)	$2,609

Basic earnings (loss) per share	$0.11	$0.30	$(2.41)	$0.36
Diluted earnings (loss) per share	$0.11	$0.29	$(2.41)	$0.35

Weighted average shares outstanding:

Basic	7,315	7,267	7,303	7,258
Diluted	7,315	7,468	7,303	7,478

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, goodwill impairment and other non-recurring income and expense items occurring in such period. Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as net income. Willdan believes Adjusted EBITDA enables management to separate unusual or infrequent income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes. Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from its operational results the impact of certain unusual or infrequent income and expense items, which may facilitate comparison of its results from period to period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA decreased $8.5 million to $(4.7) million for the nine months ended September 28, 2012 from $3.8 million for the comparable period last year.

The following is a reconciliation of net income (loss) to Adjusted EBITDA:

	Nine Months Ended
In thousands	September 28, 2012	September 30, 2011
Net (loss) income	$(17,600)	$2,609
Interest income	(4)	(5)
Interest expense	80	53
Income tax (benefit) expense	(2,991)	402
Loss on sale of assets	17	1
Depreciation and amortization	569	733
Impairment of goodwill	15,208	—
Lease abandonment expense, net	27	9
Adjusted EBITDA	$(4,694)	$3,802

Liquidity and Capital Resources

Willdan had $9.2 million in cash and cash equivalents at September 28, 2012, compared with $3.0 million at December 30, 2011. Willdan has a $5.0 million bank revolving line of credit with Wells Fargo Bank, National Association (“Wells Fargo”), with $3.0 million in outstanding borrowings at the quarter’s end.

Willdan is currently in breach of the net income covenant in its revolving line of credit because it did not have net income of at least $250,000 measured on a rolling four quarter basis and it sustained net losses for two consecutive quarters in the past year. Additionally, Willdan’s ratio of funded debt to EBITDA exceeds the limits permitted under the line of credit. Because of these covenant breaches, Willdan’s ability to borrow additional funds under the line of credit is currently subject to Wells Fargo’s discretion.  Although Willdan is seeking a waiver from Wells Fargo for the current breach of the covenants and is seeking to amend certain covenants in the credit agreement, Wells Fargo is not obligated to provide any waiver or modify the terms of the credit agreement and can choose to increase the interest rate of the outstanding indebtedness, accelerate the loans outstanding under the line of credit and/or terminate its commitments under the line of credit.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on November 8, 2012 at 5:00 p.m. Eastern/2:00 p.m. Pacific, to discuss Willdan’s financial results.

Interested parties may participate in the conference call by dialing 888-549-7880 (480-629-9867 for international callers). When prompted, ask for the “Willdan Group, Inc., Third Quarter 2012 Conference Call.” The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through November 22, 2012, by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4571509. The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded in 1964, Willdan is a provider of professional technical and consulting services to public agencies at all levels of government, public and private utilities and commercial and industrial firms. Willdan provides a broad range of services to clients, including engineering and planning, energy efficiency and sustainability, economic and financial consulting, and national preparedness and interoperability. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Annual Report on Form 10-K for the year ended December 30, 2011 filed on March 29, 2012, the Quarterly Report on Form 10-Q for the quarter ended March 30, 2012 filed on May 14, 2012, the Quarterly Report on Form 10-Q for the quarter ended June 29, 2012 filed on August 13, 2012, and the Quarterly Report on Form 10-Q for the quarter ended September 28, 2012. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 28, 2012	December 30, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,230,000	$3,001,000
Accounts receivable, net of allowance for doubtful accounts of $562,000 and $421,000 at September 28, 2012 and December 30, 2011, respectively	14,079,000	16,782,000
Costs and estimated earnings in excess of billings on uncompleted contracts	11,154,000	20,672,000
Other receivables	128,000	175,000
Prepaid expenses and other current assets	1,072,000	1,724,000
Total current assets	35,663,000	42,354,000

Equipment and leasehold improvements, net	1,014,000	1,217,000
Goodwill	—	15,208,000
Other intangible assets, net	20,000	49,000
Other assets	353,000	383,000
Deferred income taxes, net of current portion	5,336,000	5,100,000
Total assets	$42,386,000	$64,311,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$1,496,000	$1,777,000
Borrowings under line of credit	3,000,000	256,000
Accounts payable	4,946,000	8,182,000
Accrued liabilities	7,536,000	10,192,000
Billings in excess of costs and estimated earnings on uncompleted contracts	3,607,000	752,000
Current portion of notes payable	71,000	600,000
Current portion of capital lease obligations	150,000	163,000
Current portion of deferred income taxes	4,001,000	7,349,000
Total current liabilities	24,807,000	29,271,000

Notes payable, less current portion	24,000	77,000
Capital lease obligations, less current portion	116,000	136,000
Deferred lease obligations	435,000	534,000
Total liabilities	25,382,000	30,018,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,335,000 and 7,274,000 shares issued and outstanding at September 28, 2012 and December 30, 2011, respectively	73,000	73,000
Additional paid-in capital	34,376,000	34,065,000
Accumulated (deficit) earnings	(17,445,000)	155,000
Total stockholders’ equity	17,004,000	34,293,000
Total liabilities and stockholders’ equity	$42,386,000	$64,311,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2012	2011	2012	2011

Contract revenue	$21,547,000	$28,605,000	$70,496,000	$77,159,000

Direct costs of contract revenue:
Salaries and wages	5,680,000	6,568,000	17,613,000	19,567,000
Subconsultant services	7,104,000	8,825,000	29,072,000	22,618,000
Other direct costs	(1,494,000)	1,462,000	(1,085,000)	3,749,000
Total direct costs of contract revenue	11,290,000	16,855,000	45,600,000	45,934,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	5,075,000	5,381,000	17,342,000	16,245,000
Facilities and facilities related	1,224,000	1,266,000	3,659,000	3,663,000
Stock-based compensation	50,000	40,000	181,000	148,000
Depreciation and amortization	163,000	197,000	518,000	683,000
Lease abandonment, net	(3,000)	—	27,000	9,000
Impairment of goodwill	—	—	15,208,000	—
Other	2,328,000	2,486,000	8,441,000	7,423,000
Total general and administrative expenses	8,837,000	9,370,000	45,376,000	28,171,000
Income (loss) from operations	1,420,000	2,380,000	(20,480,000)	3,054,000

Other income (expense), net:
Interest income	2,000	1,000	4,000	5,000
Interest expense	(28,000)	(21,000)	(80,000)	(53,000)
Other, net	(14,000)	8,000	(35,000)	5,000
Total other expense, net	(40,000)	(12,000)	(111,000)	(43,000)
Income (loss) before income taxes	1,380,000	2,368,000	(20,591,000)	3,011,000

Income tax expense (benefit)	593,000	203,000	(2,991,000)	402,000
Net income (loss)	$787,000	$2,165,000	$(17,600,000)	$2,609,000

Earnings (loss) per share:
Basic	$0.11	$0.30	$(2.41)	$0.36
Diluted	$0.11	$0.29	$(2.41)	$0.35

Weighted-average shares outstanding:
Basic	7,315,000	7,267,000	7,303,000	7,258,000
Diluted	7,315,000	7,468,000	7,303,000	7,478,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 28, 2012	September 30, 2011
Cash flows from operating activities:
Net (loss) income	$(17,600,000)	$2,609,000
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Non-cash revenue from subcontractor settlement	—	(902,000)
Depreciation and amortization	569,000	733,000
Lease abandonment expense, net	27,000	9,000
Deferred income taxes	(3,584,000)	—
Impairment of goodwill	15,208,000	—
Loss on sale of equipment	17,000	1,000
Provision for doubtful accounts	793,000	131,000
Stock-based compensation	181,000	148,000
Changes in operating assets and liabilities:
Accounts receivable	1,910,000	(402,000)
Costs and estimated earnings in excess of billings on uncompleted contracts	9,518,000	(5,075,000)
Other receivables	47,000	(66,000)
Prepaid expenses and other current assets	652,000	709,000
Other assets	30,000	12,000
Accounts payable	(3,236,000)	1,546,000
Accrued liabilities	(2,656,000)	3,653,000
Billings in excess of costs and estimated earnings on uncompleted contracts	2,855,000	115,000
Deferred lease obligations	(126,000)	(158,000)
Net cash provided by operating activities	4,605,000	3,063,000

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(275,000)	(309,000)
Proceeds from sale of equipment	14,000	6,000
Payments for business acquisition	—	(2,733,000)
Net cash used in investing activities	(261,000)	(3,036,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	(281,000)	(234,000)
Payments on notes payable	(582,000)	(48,000)
Proceeds from notes payable	—	23,000
Borrowings under line of credit	11,663,000	22,682,000
Repayments on line of credit	(8,919,000)	(20,762,000)
Principal payments on capital lease obligations	(126,000)	(152,000)
Proceeds from stock option exercise	10,000	4,000
Proceeds from sales of common stock under employee stock purchase plan	120,000	93,000
Net cash provided by financing activities	1,885,000	1,606,000
Net increase in cash and cash equivalents	6,229,000	1,633,000
Cash and cash equivalents at beginning of the period	3,001,000	6,642,000
Cash and cash equivalents at end of the period	$9,230,000	$8,275,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$79,000	$51,000
Income taxes	59,000	51,000

Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital lease obligations	$93,000	$159,000

SOURCE:  Willdan Group, Inc.

Contact:

Willdan Group, Inc.

Kimberly Gant

Chief Financial Officer

Tel: 714-940-6300

kgant@willdan.com

or

Financial Profiles, Inc.

Moira Conlon

Tel: 310-478-2700 x11

mconlon@finprofiles.com